Exhibit 10.1

LAMAR ADVERTISING COMPANY

2009 Employee Stock Purchase Plan
(as amended through July 2017)

1.Purpose.

This 2009 Employee Stock Purchase Plan (the “Plan”) is adopted by Lamar Advertising Company (the “Company”) to provide Eligible Employees who wish to become shareholders of the Company an opportunity to purchase shares of Class A Common Stock, par value $.001 per share, of the Company (“Common Stock”).  The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423; provided that, if and to the extent authorized by the Board, the fact that the Plan does not comply in all respects with the requirements of Section 423 shall not affect the operation of the Plan or the rights of Employees hereunder.

2.Certain Definitions.

As used in this Plan:

(a)“Board” means the Board of Directors of the Company, and “Committee” means the Executive Committee of the Board or such other committee as the Board may appoint from time to time to administer the Plan.

(b)“Coordinator” means the officer of the Company or other person charged with day-to-day supervision of the Plan as appointed from time to time by the Board or the Committee.

(c)“Designated Beneficiary” means a person designated by an Employee in the manner prescribed by the Committee or the Coordinator to receive certain benefits provided in this Plan in the event of the death of the Employee.

(d)“Eligible Employee” with respect to any Offering hereunder means any Employee who, as of the Offering Commencement Date for such Offering:

(i) has been a Full-time, Part-time 3, or Part-time 2 Employee of the Company or any of its Subsidiaries for not less than twelve months; and

(ii) would not, immediately after any right to acquire Shares in such Offering is granted, own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary corporation, determined in accordance with Section 423.

Subject to the foregoing requirements of this section, an Employee covered by a collective bargaining agreement will be considered eligible for participation in the Plan unless the labor organization representing such Employee in collective bargaining has made an affirmative decision on the part of the applicable labor organization not to participate in the Plan.

(e)“Employee” means an employee (as that term is used in Section 423) of the Company or any of its Subsidiaries.

(f)“Fair Market Value” of a Share shall mean the fair market value of a share of Common Stock, as determined by the Committee.

(g)“Full-time Employee” is an Employee whose customary employment is for (i) 40 hours per week and (ii) five months, in the calendar year during which the respective Offering Commencement Date occurs.

(h)    “Part-time 3 Employee” is an Employee whose customary employment is for (i) 30-39 hours per week and (ii) five months, in the calendar year during which the respective Offering Commencement Date occurs.

(i)     “Part-time 2 Employee” is an Employee whose customary employment is for (i) 20-29 hours per week and (ii) five months, in the calendar year during which the respective Offering Commencement Date occurs.

(j)“Offering” is an offering of Shares pursuant to Section 5 of the Plan.

(k)"Offering Commencement Date" means the date on which an Offering under the Plan commences, and "Offering Termination Date" means the date on which an Offering under the Plan terminates.

(l)“Purchase Date” means each date on which the rights granted under the Plan may be exercised for the purchase of Shares.

(m)“Section 423” and subdivisions thereof refer to Section 423 of the Code or any successor provision(s).

(n)“Shares” means shares of Common Stock.

(o)“Subsidiary” means a subsidiary corporation, as defined in Section 424 of the Code, of the Company the Employees of which are designated by the Board of Directors or the Committee as eligible to participate in the Plan.

3.Administration of the Plan.

The Committee shall administer, interpret and apply all provisions of the Plan as it deems necessary or appropriate, subject, however, at all times to the final jurisdiction of the Board of Directors.  The Board may in any instance perform any of the functions of the Committee hereunder.  The Committee may delegate administrative responsibilities to the Coordinator, who shall, for matters involving the Plan, be an ex officio member of the Committee.  Determinations made by the Committee and approved by the Board of Directors with respect to any provision of the Plan or matter arising in connection therewith shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives.

4.	Shares Subject to the Plan.

The maximum aggregate number of Shares that may be purchased upon exercise of rights granted under the Plan shall be 750,000 plus (a) all Shares, if any, that remain available for purchase under the 2000 Employee Stock Purchase Plan upon its termination on June 30, 2009 and (b) an annual increase to be added on the first day of each fiscal year of the Company beginning with the 2010 fiscal year equal to the least of (i) 500,000 Shares, (ii) one-tenth of one percent of the total number of Shares outstanding on the last day of the preceding fiscal year, and (iii) a lesser amount determined by the Board.  Appropriate adjustments in such amount, the number of Shares covered by outstanding rights granted hereunder, the securities that may be purchased hereunder, the Exercise Price, and the maximum number of Shares or other securities that an employee may purchase (pursuant to Section 8 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan; provided that any fractional Share otherwise issuable hereunder as a result of such an adjustment shall be adjusted downward to the nearest full Share.  Any agreement of merger or consolidation involving the Company will include appropriate provisions for protection of the then existing rights of participating employees under the Plan.  Either authorized and unissued Shares or treasury Shares may be purchased under the Plan.  The Committee may impose restrictions on transfer on Shares purchased under the Plan.  If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.

5.Offerings; Participation.

(a)From time to time, the Company, by action of the Committee, will grant rights to purchase Shares to Eligible Employees pursuant to one or more Offerings, each having an Offering Commencement Date, an Offering Termination Date, and one or more Purchase Dates as designated by the Committee.  No Offering may last longer than twenty-seven (27) months or such longer period as may then be consistent with Section 423.  The Committee may limit the number of Shares issuable in any Offering, either before or during such Offering.

(b)Participation in each Offering shall be limited to Eligible Employees who elect to participate in such Offering in the manner, and within the time limitations, established by the Committee.  No person otherwise eligible to participate in any Offering under the Plan shall be entitled to participate if he or she has elected not to participate.  Any such election not to participate may be revoked only with the consent of the Committee.

(c)An Employee who has elected to participate in an Offering may make such changes in the level of payroll deductions as the Committee may permit from time to time, or may withdraw from such Offering, by giving written notice to the Company before any Purchase Date.  No Employee who has withdrawn from participating in an Offering may resume participation in the same Offering, but he or she may participate in any subsequent Offering if otherwise eligible.

(d)Upon termination of a participating Employee’s employment for any reason, including retirement but excluding death or disability (as defined in Section 22(e)(3) of the Code) while in the employ of the Company or a Subsidiary, such Employee will be deemed to have withdrawn from participation in all pending Offerings to the extent administratively feasible.

(e)Upon termination of a participating Employee’s employment because of disability or death, the Employee or his or her Designated Beneficiary, if any, as the case may be, shall have the right to elect, with respect to each Offering in which the Employee was then participating, by written notice given to the Coordinator within 30 days after the date of termination of employment (but not later than the next applicable Purchase Date for each Offering), either (i) to withdraw from such Offering or (ii) to exercise the Employee’s right to purchase Shares on the next Purchase Date of such Offering to the extent of the accumulated payroll deductions in the Employee’s account at the date of termination of employment.  If no such election with respect to any Offering is made within such period, the Employee shall be deemed to have withdrawn from such Offering on the date of termination of employment.  The foregoing election is not available to any person, such as a legal representative, as such, other than the Employee or a Designated Beneficiary.

6.Exercise Price.

The rights granted under the Plan shall be exercised and Shares shall be purchased at a price per Share (the “Exercise Price”) determined by the Committee from time to time; provided that the Exercise Price shall not be less than eighty-five percent (85%) of the Fair Market Value of a Share on (a) the respective Offering Commencement Date or (b) the respective Purchase Date, whichever is lower.

7.	Exercise of Rights; Method of Payment.

(a)Participating Employees may pay for Shares purchased upon exercise of rights granted hereunder solely through regular payroll deductions.  No interest shall be paid upon payroll deductions (whether or not used to purchase Shares) unless specifically provided for by the Committee.  All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such amounts.

(b)Subject to any applicable limitation on purchases under the Plan, and unless the Employee has previously withdrawn from the respective Offering, rights granted to a participating Employee under the Plan will be exercised automatically on the Purchase Date of the respective Offering coinciding with the Offering Termination Date, and the Committee may provide that such rights may at the election of the Employee be exercised on one or more other Purchase Dates designated by the Committee within the period of the Offering, for the purchase of the number of Shares that may be purchased at the applicable Exercise Price with the accumulated payroll deductions as of the respective Purchase Date.  Fractional Shares will be issued under the Plan, unless the Committee determines otherwise.  If fractional Shares are not issued, any amount that would otherwise have been applied to the purchase of a fractional Share shall be retained and applied to the purchase of Shares in the following Offering unless the respective Employee elects otherwise.  The Company will deliver to each participating Employee or to an account of the participating Employee designated by the Committee evidence of ownership of the shares of Common Stock purchased within a reasonable time after the Purchase Date in such form as the Committee determines will give the participating Employee full ownership of and rights to transfer the Shares.  The Committee may require that the participating Employee hold such Shares in an account of the participating Employee designated by the Committee.

(c)Any amounts withheld from the Employee’s compensation that are not used for the purchase of Shares, whether because of such Employee’s withdrawal from participation in an Offering (voluntarily, upon termination of employment, or otherwise) or for any other reason, except as provided in Section 7(b), shall be repaid to the Employee or his or her Designated Beneficiary or legal representative, as applicable, within a reasonable time thereafter.

(d)The Company’s obligation to offer, sell and deliver Shares under the Plan at any time is subject to (i) the approval of any governmental authority required in connection with the authorized issuance or sale of such Shares, (ii) satisfaction of the listing requirements of any national securities exchange or securities market on which the Common Stock is then listed, and (iii) compliance, in the opinion of the Company’s counsel, with all applicable federal and state securities and other laws.

8.Limitations on Purchase Rights.

(a)Any provision of the Plan or any other employee stock purchase plan of the Company or any subsidiary (collectively, “Other Plans”) to the contrary notwithstanding, no Employee shall be granted the right to purchase Common Stock (or other stock of the Company and any subsidiary) under the Plan and all Other Plans at a rate that exceeds an aggregate of $25,000 (or such other maximum as may be prescribed from time to time by Section 423) in Fair Market Value of such stock (determined at the time the rights are granted) for each calendar year in which any such right is outstanding.

(b)An Employee’s participation in any one or a combination of Offerings under the Plan shall not exceed such additional limits as the Committee may from time to time impose.

9.Tax Withholding.

Each participating Employee shall pay to the Company or the applicable Subsidiary, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of the purchase or disposition of Shares no later than the date of the event creating the tax liability.  In the Committee’s discretion and subject to applicable law, such tax obligations may be paid in whole or in part by delivery of Shares to the Company, including Shares purchased under the Plan, valued at Fair Market Value on the date of delivery.  The Company or the applicable Subsidiary may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Employee or withhold Shares purchased hereunder, which shall be valued at Fair Market Value on the date of withholding.

10.Participants’ Rights as Shareholders and Employees.

(a)No participating Employee shall have any rights as a shareholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for such Shares, and the Share certificate is actually issued.

(b)Neither the adoption, maintenance, nor operation of the Plan nor any grant of rights hereunder shall entitle any Employee to continued employment or other service with the Company or any Subsidiary or restrict the right of any of such entities to terminate such employment or service or otherwise change the terms of such employment or service at any time or for any reason

11.Rights Not Transferable.

Rights under the Plan are not assignable or transferable by a participating Employee other than by will or the laws of descent and distribution and, during the Employee’s lifetime, are exercisable only by the Employee.  The Company may treat any attempted inter vivos assignment as an election to withdraw from all pending Offerings.

12.Amendments to or Termination of the Plan.

The Board shall have the right to amend, modify or terminate the Plan at any time without notice, subject to any stockholder approval that the Board determines to be necessary or advisable; provided that the rights of Employees hereunder with respect to any ongoing or completed Offering shall not be adversely affected.

13.Governing Law.

Subject to overriding federal law, the Plan shall be governed by and interpreted consistently with the laws of Delaware.

14.Effective Date and Term.

This Plan will become effective on July 1, 2009.  No rights shall be granted under the Plan after July 1, 2019.

As approved by the Board of Directors on February 19, 2009

As approved by the Company’s Stockholders at a meeting held on May 28, 2009

As amended by the Board of Directors on February 22, 2012

As approved by the Company’s Stockholders at a meeting held on May 24, 2012

As amended by the Board of Directors on July 5, 2017

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